CONDITIONAL
                            STOCK EXCHANGE AGREEMENT



     THIS CONDITIONAL STOCK EXCHANGE AGREEMENT ("Agreement") is made and entered into this 4th day of April 2002, between and among DuraVest, Inc., a Florida corporation ("DuraVest") and Cardio Management Systems Inc., a corporation organized under the Canada Business Corporation Act ("Cardio") and Patti Cooke, ( "Stockholder").

                                    RECITALS

     WHEREAS, the Stockholder is the record owner of all of the outstanding stock of Cardio; and

     WHEREAS, the parties to this Agreement ("Parties") desire to enter into and complete a "Business Combination" in which Cardio will become a wholly-owned subsidiary of DuraVest through a stock exchange involving the transfer of the stock of Cardio owned by the Stockholder of Cardio to DuraVest in exchange for shares of DuraVest to be issued to the Stockholder; and

     WHEREAS, the principal assets of Cardio are shares of the common stock of Estracure, Inc., a corporation organized under the Canada Business Corporation Act ("Estracure") and an optional right to acquire additional shares of Estracure's common stock, and

     WHEREAS, the contractual arrangements between Cardio and Estracure provide that Cardio may not, at any time, acquire more than 50% of the outstanding common stock of Estracure (which prohibition is designed to protect valuable and favourable Canadian Tax treatment for Estracure and its shareholders) and

     WHEREAS, if the Business Combination is completed the stock of Estracure owned by Cardio could be considered to be "investment securities" as such are defined under the Investment Company Act of l940 ("40 Act") and their ownership by Cardio as a wholly owned subsidiary of DuraVest could cause DuraVest to become an unregistered inadvertent investment company under the 40 Act, and

     WHEREAS, the parties to the Agreement have been advised that the circumstances of the Cardio investment in Estracure are such that there is a reasonable possibility that: (I) DuraVest could apply for and obtain a "no-action" letter from the United States Securities and Exchange Commission ("SEC") under which the Business Combination could be completed without causing a violation of the 40 Act by DuravVest; or (ii) if DuraVest would acquire sufficient additional assets so that the Estracure investment would be less than 40% of its total assets less cash items, DuraVest could obtain an opinion of counsel that the completion of the Business Combination would not cause a violation of the 40 Act by DuraVest, and

     WHEREAS, the Parties desire to enter into this Agreement to set out the terms and conditions of the subject Business Combination and the conditions under which it may be completed:

     NOW THEREFORE, in consideration of the foregoing and the mutual promises and covenants contained herein IT HAS BEEN AND IT HEREBY IS AGREED, as follows:

     l.   Condition Precedent to Completion of Business Combination.
          ---------------------------------------------------------

          The   "Condition   Precedent"  to  the   completion  of  the  Business
Combination shall be the receipt of DuraVest of either.

          (i) A "no-action" letter from the SEC that the completion of the Business Combination with the resultant ownership by DuraVest of Cardio with its investment in Estracure (with Estracure no being a "majority owned subsidiary" of Cardio under the 40 Act) will not cause a violation of the 40 Act; or (ii) an opinion of counsel that the completion of the Business Combination with the resultant ownership by DuraVest of Cardio with its investment in Estracure (with Estracure not being a "majority owned subsidiary" of Cardio under the 40 Act) will not cause a violation of the 40 Act.

     2.   Stock Exchange.
          --------------

          Upon the satisfaction of the Condition Precedent, the Stockholder hereby agrees to transfer and convey to DuraVest all of the outstanding capital stock of Cardio in exchange for which DuraVest hereby agrees to issue and deliver to each Stockholder 5,000,000 shares of DuraVest's $.0001 par value common stock ("DuraVest Stock"). The DuraVest shares will be issued and delivered in the names of the Stockholder. The certificates representing the Cardio shares exchanged hereunder will be properly endorsed, directly thereon or on an attached stock power, to DuraVest. The certificates involved in the stock exchange will be delivered at the closing of this Agreement.

     3.   Closing.
          -------

          The "Closing" of this Agreement shall be held on the tenth business day following the day of satisfaction of the Condition Precedent.

     4.   Representations and Warranties of Cardio and Stockholders.
          ---------------------------------------------------------

          Cardio hereby represents and warrants and the Stockholders hereby jointly and severally represent and warrant that:

               (a) Cardio is validly organized, existing and in good standing under the laws of Canada with authorized capitalization consisting solely of shares of common stock of which l,000,000 shares are issued and outstanding, and the shares to be transferred at the Closing constitute all of the outstanding shares of Cardio. There are no outstanding options, contracts, calls, commitments or demands for any character relating to the authorized but unissued stock of Cardio. Cardio has no subsidiaries and does not own any interest in any corporation, partnership or proprietorship except for the shares of Estracure owned by Cardio.

               (b) The shares of Cardio to be transferred at the Closing are validly issued, fully paid and nonassessable.

               (c) Cardio was recently organized and its only financial transactions to date have been the investment by the stockholders in Cardio for approximately $2,500,000 (Canadian funds) to purchase the l,000,000 outstanding shares of Cardio common stock and the incurrence of expenses of its organization and legal fees for the Estracure transaction all estimated not to exceed $20,000 (Canadian). The $2,500,000 invested in Cardio was used to purchase the Estracure stock. As of the closing of the Agreement, the only changes to its financial condition will be for the expenses incurred under this Agreement.

               (d)  There  is  no   litigation,   governmental   proceeding   or
          investigation threatened or in prospect against Cardio or relating to any of the stock to be transferred.

               (e) Cardio has no employees (excluding officers and directors) to whom salary has been paid immediately prior to the date hereof.

               (f) Copies of the articles of incorporation, all amendments thereto, the bylaws and all minutes of Cardio are contained in the minute book of Cardio and are the originals or full, true and correct copies thereof.

               (g) The statements made and information given to Duravest concerning Cardio and the transactions covered by this Agreement are true and accurate and no material fact has been withheld from DuraVest.

               (h) Stockholders have no knowledge of any developments or threatened developments of a nature that would materially adverse to the business of Cardio.

               (i) Cardio has the corporate power to carry on its business as now conducted.

               (j) The execution and delivery of this Agreement by Cardio and the performance by Cardio of its covenants and undertakings hereunder have been duly authorized by all requisite corporate action, and Cardio has the corporate power and authority to enter into this Agreement and to perform the covenants and undertakings to be performed by it hereunder.

               (k) Neither the execution nor the delivery of this Agreement, nor the consummation of the transaction herein contemplated, nor compliance with the terms hereof, will conflict with or result in a breach of any of the terms, conditions or provisions of the articles of incorporation or by the by-laws of Cardio, as amended, or any Agreement or instrument to which Cardio is now a Party.

     5.   Representations of Each Stockholder.
          -----------------------------------

          The Stockholder represents, warrants and agrees that the shares of stock of Cardio to be transferred by the Stockholder to DuraVest hereunder are free and clear of all voting trusts, agreements, arrangements, encumbrances, liens, claims, equities and liabilities of every nature and Stockholder is conveying clear and unencumbered title to DuraVest.

     6.   Representations of DuraVest.
          ----------------------------

          DuraVest hereby makes the following representations and warranties to the Stockholder, each of which is true as of the date hereof and will be true as of the Closing with the same effect as though such representations and warranties have been made on the Closing:

               (a) DuraVest is a Corporation duly organized and existing under and by virtue of the laws of the State of Florida and is in good standing under the laws thereof.

               (b)  DuraVest  has an  authorized  capitalization  of  80,000,000 shares of common stock, $.0001 par value per share, of which 36,766,640 shares will be issued and outstanding as of the Closing and 20,000,000 shares of preferred stock, $.000l par value, none of which will be outstanding as of the Closing. DuraVest stock to be issued to Stockholders hereunder will, upon the issuance thereof, be duly and validly issued, fully paid and non assessable.

               (c) The execution and delivery of this  Agreement by DuraVest and the performance of DuraVest of its covenants and undertakings hereunder have been duly authorized by all requisite corporate action, and DuraVest has the corporate power and authority to enter into this Agreement and to perform the covenants and undertakings to be performed by it hereunder.

               (d) The copies of the articles of incorporation and the by-laws of DuraVest heretofore delivered to the Stockholders are true and correct copies of the articles of incorporation and the by-laws of DuraVest, as amended to date.

               (e) DuraVest has delivered to Cardio and the Stockholders copies of its Annual Report on Form 10-KSB for the year ended December 13, 2001 Since December 3l, 2001 there has been no material adverse change in DuraVest's condition, financial or otherwise.

               (f) Neither the execution nor the delivery of this Agreement, nor the consummation of the transaction herein contemplated, nor compliance with the terms hereof, will conflict with or result in a breach of any of the terms, conditions or provisions of the articles of incorporation or the by-laws of DuraVest, as amended, or any agreement or instrument to which DuraVest is now a party.

               (g) DuraVest is acquiring the Stockholder's stock of Cardio for its own account and for investment and not with the view to the distribution or resale of any thereof.

     7.   Conditions of Closing by DuraVest.
          ---------------------------------

          All of the obligations of DuraVest under this Agreement are subject to the fulfillment, prior to or on the Closing of the Agreement, of each of the following conditions:

          Delivery by Stockholder of the following:

               (a) Certificates for the stock of Cardio described in Section 1 hereof, endorsed in blank and with signatures guaranteed on a bank or trust company.

               (b) The complete and correct corporate minute books, articles of incorporation, by-laws and stock transfer books of Cardio.

               (c) A certificate of the Stockholder that all representations and warranties made jointly and severally by the Stockholder contained in
          Section 4 of this Agreement shall be true on and as of the Closing as though such representations and warranties were made at and as of such date, and the Stockholder will deliver a certificate that the representations and warranties made in Section 5 of this Agreement shall be true on and as of said closing date as though such representations and warranties were made at and as of such date.

     8.   Conditions of Closing by Cardio.
          -------------------------------

          All of the obligations of Cardio and the Stockholder under this Agreement are subject to the fulfillment, prior to or in the Closing of this Agreement, of each of the following conditions:

          Delivery by DuraVest of the following:

               (a) Certificates for the stock of DuraVest described in Section 1 hereof issued on the name of the Stockholder.

               (b) A certificate of the President of DuraVest that all representations and warranties of DuraVest contained in Section 5 of this Agreement shall be true on and as of the Closing as though such representation and warranties were made at and as of the Closing.

               (c)  An opinion of Gilbert L. McSwain, counsel for DuraVest that:

                    (1) DuraVest is validly organized, existing and in good standing under the laws of the State of Florida and is duly qualified as a foreign corporation in good standing in each state in which such qualification is necessary.

                    (2) The shares of DuraVest  to be issued to the  Stockholder under this Agreement will be validly executed, fully paid and nonassessable.

                    (3) This  Agreement  has been duly and validly  executed and delivered by DuraVest and is a valid and binding agreement upon DuraVest in accordance with its terms.

                    (4) All  corporate  actions  required of DuraVest  have been taken, all reports and returns required to be filed by DuraVest have been filed and, to the best of the knowledge of counsel, DuraVest has complied with all applicable state, federal and local laws.

     9.   Investment Representations, Warranties and Agreements.
          -----------------------------------------------------

          The Stockholder hereby acknowledge that she understands that:

               (a)  The  sale  or  transfer   of  DuraVest   Stock  is  severely
          restricted.

               (b) Neither DuraVest Stock nor the sale thereof have been registered under the securities laws of the United States of America or the laws of any other jurisdiction. The DuraVest stock cannot be sold or transferred by the Stockholder or any other person or entity unless they are subsequently registered under applicable laws or an exemption from registration is then available for the proposed transaction. DuraVest is not required to register the DuraVest stock or to make an exemption from registration available, accordingly the Stockholder must bear the economic risk of his investment for an indefinite period of time.

               (c) The execution of this Agreement constitutes the Stockholder's representation and warranty that the Stockholder is requiring the DuraVest stock hereunder for investment and not with a view to distribution and for the Stockholder's own account and that no other person or entity will have any interest in the DuraVest stock.

              (d) The DuraVest stock is being sold and issued by DuraVest as "restricted securities" as that term is defined under the Securities Act of 1933, as amended; and the certificates and documents to be issued to represented the Shares and the securities included thereon will contain a legend denoting the restrictions upon their sale or transfer under the applicable securities laws reading as follows:

          "THESE SECURITIES REPRESENTED BY THIS INSTRUMENT OR DOCUMENT HAVE BEEN ACQUIRED FOR INVESTMENT, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE "ACT"), HAVE BEEN OFFERED AND SOLD IN RELIANCE UPON THE EXEMPTION SET FORTH IN SECTION 4(2) OF THE ACT AND HAVE BEEN SOLD AS "RESTRICTED SECURITIES" AS SUCH ARE DEFINED UNDER THE ACT. WITHOUT SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT UPON DELIVERY TO THE COMPANY ON THE OPINION OF COUNSEL SATISFACTORY TO THE COMPANY TO THE EFFECT THAT ANY SUCH TRANSFER WOULD NOT BE IN VIOLATION OF THE ACT, APPLICABLE STATE SECURITIES LAWS OR ANY RULE OR REGULATION PROMULGATED THEREUNDER."

               (e) The Stockholder has had the opportunity to review the corporate and financial records of DuraVest and the documents listed in Section 6(e) of this Agreement and she has have had the opportunity to question DuraVest through its management and agents and to request information on matters pertaining to DuraVest and the DuraVest Stock, and have been furnished with all requested additional documents and information. The Stockholder has relied solely on the foregoing information and documents in determining to enter into this Agreement.

               (f) The Stockholder hereby acknowledges that an investment in DuraVest has a high degree of risk including, but not limited to those described in the materials made available to the Stockholder. DuraVest is a start-up business and has very limited capital and resources. The Stockholder acknowledges that she understands that an investment in the DuraVest Stock is illiquid and highly speculative. The Stockholder represents that the Stockholder can afford the loss of the entire investment in the DuraVest stock.

     10.  Representations to Survive Closing.
          ----------------------------------

          All the terms, conditions, warranties, representations and guarantees contained in this Agreement shall survive delivery of the shares of common stock of Cardio transferred hereunder at the Closing hereunder and any investigations made by or on behalf of DuraVest at any time.

     11.  Notices.
          -------

          Any notice or communication necessary or desirable hereunder shall be considered sufficient and delivery thereof shall be deemed complete if delivered in person or mailed by registered mail on the part of DuraVest to Patti Cooke, President, DuraVest, Inc., 1543 Bayview Avenue, Suite 409, Toronto, Ontario, M4G 3B5, Canada, on the part of Cardio to Patti Cooke, President at the same address and to the Stockholder to the same addresses, or to such other address as any party may hereafter specify in writing as that party's address to the other parties.

     12.  Counterparts.
          ------------

          Separate counterparts of this Agreement may be signed and together shall constitute one agreement.

     13.  Successors.
          ----------

          This agreement shall be binding upon and inure in the benefit of the heirs, next of kin, legatees, legal representatives, successors and assigns of the Parties.

     14.  Entire Agreement.
          ----------------

          This agreement constitutes the entire agreement among the Parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the Parties in conjunction herewith.

     15.  No Broker.
          ---------

          The Parties represent and warrant that there is no broker or finder with whom they have dealt in this transaction.

     16.  Further Assurances.
          ------------------

          Upon request from time to time Stockholders shall execute and deliver all documents, make all rightful oaths, testify in any proceedings and do all other acts which may be necessary or desirable, in the opinion of counsel for DuraVest, to perfect of record the title of DuraVest, or any successor of DuraVest, to the property of Cardio or the shares transferred at the Closing, or to aid in the prosecution, defense or other litigation of any rights arising therefrom, all without further consideration but at the expense of DuraVest unless arising out of the default of Stockholders.

     17.  Severability.
          ------------

          Stockholders and DuraVest hereby agree and affirm that none of the above provisions is dependent on the validity of any other provision and invalidity as to any provision or any part thereof shall not affect any other provision.

     18.  Term.
          -----

          If the condition precedent is not satisfied June 30, 2003, this Agreement shall terminate unless extended by DuraVest for an additional one year term by written notice to Cardio and the Stockholder.

          In witness whereof, the parties have executed this Agreement the day and year first above written.

                                       Stockholder:

                                       /s/ Patti Cooke
                                       -----------------------------------------
                                       Patti Cooke


[Seal]                                 DuraVest, Inc.


                                       By: /s/ Patti Cooke
                                           -------------------------------------
                                           Patti Cooke, President


[Seal]                                 Cardio Management Systems, Inc.


                                       By: /s/ Patti Cooke
                                           -------------------------------------
                                           Patti Cooke, President